Exhibit 99.1

Light & Wonder Completes Acquisition of Remaining Public Shares of SciPlay

LAS VEGAS, October 23, 2023 – Light & Wonder, Inc. (NASDAQ and ASX: LNW) (“Light & Wonder”) today announced that it has completed its previously announced acquisition of the remaining approximately 17% equity interest in SciPlay Corporation (“SciPlay”) that it did not previously own for $22.95 per share in cash.

“Fully integrating SciPlay with Light & Wonder creates a more streamlined organization with the financial strength to accelerate our cross-platform strategy and deliver enhanced shareholder returns,” said Matt Wilson, President and Chief Executive Officer of Light & Wonder. “SciPlay continues to achieve record-setting results and market outperformance, and we are confident that together we will build on their considerable momentum. As one company, we will drive improved collaboration between our talented teams to build and deploy the most engaging games across our digital and land-based platforms and create a more seamless, best-in-class player experience.”

SciPlay will operate as a wholly-owned subsidiary of Light & Wonder, and SciPlay common stock will no longer be publicly traded on the Nasdaq Global Select Market.

Advisors

Macquarie Capital (USA) Inc. served as financial advisor and Cravath, Swaine & Moore LLP served as legal advisor to Light & Wonder. Lazard Frères & Co. served as financial advisor and Sullivan & Cromwell LLP served as legal advisor to the SciPlay Special Committee.

About Light & Wonder, Inc.

Light & Wonder, Inc. is a global leader in cross-platform games and entertainment. Light & Wonder brings together approximately 6,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, Light & Wonder builds new worlds of play, developing game experiences loved by players around the globe. Its OPENGAMING™ platform powers the largest digital-gaming network in the industry. Light & Wonder is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Forward-Looking Statements

In this press release, Light & Wonder makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "will," "may," and "should." These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including the possibility that Light & Wonder and SciPlay may be unable to achieve expected operational, strategic and financial benefits of the transaction, failure to retain key management and employees of SciPlay, unfavorable reaction to the transaction by customers, competitors, suppliers and employees and those factors described in Light & Wonder’s filings with the Securities and Exchange Commission (the “SEC”), including its current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2023 (including under the headings "Forward-Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s ongoing obligations under the U.S. federal securities laws, Light & Wonder undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Inquiries

Nick Zangari, Senior Vice President of Investor Relations, +1 702-301-4378

Email: ir@lnw.com

Media Inquiries

Andy Fouché, Vice President of Corporate Communications, +1 206-697-3678

media@lnw.com